Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated December 29, 2020, relating to the financial statements of Altimeter Growth Corp. 2 appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-251431.

/s/ WithumSmith+Brown, PC

New York, New York
January 6, 2021